Exhibit 5.1

July 27, 2015

Lear Corporation

21557 Telegraph Road

Southfield, Michigan 48033

Re:	Post-Effective Amendment No. 1 to Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Lear Corporation, a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (File No. 333-194478) (the “Form S-3”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on March 11, 2013, as amended by Post-Effective Amendment No. 1 to Form S-3 filed with the Commission on the date hereof (the “Amendment,” and, together with the Form S-3, the “Registration Statement”). The Amendment relates to the offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of guarantees (the “Guarantees”), which may be issued by Eagle Ottawa North America, LLC, a Wisconsin limited liability company and a wholly-owned subsidiary of the Company, and Albert Trostel & Sons Company, a Wisconsin corporation and a wholly-owned subsidiary of the Company (collectively, the “Subsidiary Guarantors”), of the following securities:

(i)	senior debt securities, in one or more series (the “Senior Debt Securities”), which will be issued under a form of Senior Indenture filed as an exhibit to the Registration Statement (as amended or supplemented, the “Senior Indenture”) to be entered into by and among the Company, the subsidiary guarantors party thereto, and the trustee named therein; and

(ii)	subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which will be issued under a form of Subordinated Indenture filed as an exhibit to the Registration Statement (as amended or supplemented, the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) to be entered into by and among the Company, the subsidiary guarantors party thereto, and the trustee named therein.

It is understood that the opinion set forth below is to be used only in connection with the offer, issuance and sale of the Guarantees while the Registration Statement is in effect. The Registration Statement provides that the Guarantees may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinion set forth below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents that we considered necessary or appropriate as a basis for the opinion, including (i) the Registration Statement and (ii) the Indentures. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and that the applicable Indenture constitutes the valid and binding obligation of each party thereto (other than the Subsidiary Guarantors) enforceable against each such party in accordance with its terms. We have also assumed that the Subsidiary Guarantors will remain duly organized, validly existing and in good standing under the laws of the State of Wisconsin, have the power to create the Guarantees and have taken, or will take, all requisite steps to authorize entering into the applicable Guarantee under the laws of the State of Wisconsin. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when (i) the board of directors of each Subsidiary Guarantor has taken all necessary corporate or limited liability company action, as applicable, to approve the final terms of the issuance and sale of the Guarantees, (ii) the applicable Indenture has been duly authorized, executed and delivered, (iii) the terms of the Guarantees have been duly established in conformity with the applicable Indenture, (iv) the Guarantees have been duly executed and delivered by the Subsidiary Guarantors and (v) the Subsidiary Guarantors have received the consideration therefor, the Guarantees will constitute valid and binding obligations of the Subsidiary Guarantors, enforceable in accordance with their terms, subject to the effect of applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and equitable principles that may limit the right to specific enforcement of remedies.

The opinion expressed herein is based upon and limited to the laws of the State of New York. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as an exhibit to the Amendment and to the reference to our firm under the caption “Validity of the Securities” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winston & Strawn LLP